Exhibit 99.2

First Quarter 2015 Earnings Presentation

Forward Looking Statements 2 When used in this presentation or other written or oral communications, statements which are not historical in nature, including those containing words such as “will,” “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “may” or similar expressions, are intended to identify “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and, as such, may involve known and unknown risks, uncertainties and assumptions. Statements regarding the following subjects, among others, may be forward-looking: changes in interest rates and the market value of MFA’s MBS; changes in the prepayment rates on the mortgage loans securing MFA’s MBS; changes in the default rates and management’s assumptions regarding default rates on the mortgage loans securing MFA’s Non-Agency MBS; MFA’s ability to borrow to finance its assets and the terms, including the cost, maturity and other terms, of any such borrowing; implementation of or changes in government regulations or programs affecting MFA’s business; MFA's estimates regarding taxable income the actual amount of which is dependent on a number of factors, including, but not limited to, changes in the amount of interest income and financing costs, the method elected by the Company to accrete the market discount on Non-Agency MBS and the extent of prepayments, realized losses and changes in the composition of MFA's Agency MBS and Non-Agency MBS portfolios that may occur during the applicable tax period, including gain or loss on any MBS disposals; the timing and amount of distributions to stockholders, which are declared and paid at the discretion of MFA's Board of Directors and will depend on, among other things, MFA's taxable income, its financial results and overall financial condition and liquidity, maintenance of its REIT qualification and such other factors as the Board deems relevant; MFA’s ability to maintain its qualification as a REIT for federal income tax purposes; MFA’s ability to maintain its exemption from registration under the Investment Company Act of 1940, as amended (or the Investment Company Act), including statements regarding the Concept Release issued by the SEC relating to interpretive issues under the Investment Company Act with respect to the status under the Investment Company Act of certain companies that are in engaged in the business of acquiring mortgages and mortgage-related interests; MFA’s ability to successfully implement its strategy to grow its residential whole loan portfolio and risks associated with investing in real estate assets, including changes in business conditions and the general economy. These and other risks, uncertainties and factors, including those described in the annual, quarterly and current reports that MFA files with the Securities and Exchange Commission, could cause MFA’s actual results to differ materially from those projected in any forward-looking statements it makes. All forward-looking statements speak only as of the date on which they are made. New risks and uncertainties arise over time and it is not possible to predict those events or how they may affect MFA. Except as required by law, MFA is not obligated to, and does not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Executive Summary In this low interest rate environment, we continue to identify and acquire attractive credit sensitive residential mortgage assets. In the first quarter we generated EPS of $0.21 and dividend per share of $0.20. We remain positioned for a more flexible monetary policy by the Federal Reserve that is responsive to measures of labor markets, indicators of inflation, international developments and other economic data. Net duration of 0.53 Leverage ratio of 3.3:1 72% of MBS are adjustable, hybrid or step-up 3

First Quarter Investment Update We have continued to identify and acquire credit sensitive residential mortgage assets that generate earnings without increasing MFA’s overall interest rate exposure. (1) $ in Millions 4 December 31, 2014(1) March 31, 2015 (1) Change 3 Year Step-up RPL/NPL Securities $2,008 $2,318 +$310 Re-performing and Non-performing Loans $351 $387 +$36 Credit Risk Transfer Securities $108 $127 +$19 Legacy Non-Agency MBS $4,661 $4,537 -$124 Agency MBS $5,904 $5,671 -$233

MFA’s Yields and Spreads Remain Attractive 5 First Quarter 2015 Fourth Quarter 2014 GAAP Non-GAAP (1) GAAP Yield on Interest Earning Assets 4.22% 4.15% 4.24% Net Interest Rate Spread 2.44% 2.36% 2.41% Debt Equity Ratio 3.3x 3.3x 2.8x EPS $0.21 $0.20 $0.20 The Information presented on a non-GAAP basis includes the impact of $1.9 billion of Non-Agency MBS and CRT securities and $1.5 billion of repurchase agreements that were reported as a component of Linked Transactions under GAAP at December 31, 2014. The calculation for the Non-GAAP leverage ratio includes $1.5 billion of borrowings that are reported as a component of Linked Transactions under GAAP at December 31, 2014.

Yields and Spreads by Asset Type 6 Quarter Ended March 31, 2015 Asset Yield/Return Cost of Funds Net Spread Debt/Net Equity Ratio Agency MBS 2.22% (1.13)% 1.09% 7.23x Non-Agency MBS 7.68% (2.85)% 4.83% 1.69x RPL/NPL MBS 3.56% (1.52)% 2.04% 3.85x RPL Whole Loans 5.84% (2.20)% 3.64% 0.24x NPL Whole Loans 7.16% (2.20)% 4.96% 1.76x

Continued Evolution to More Credit Sensitive, Less Interest-Rate Sensitive Assets 7 $5,671,195 $4,537,132 $2,318,191 $127,182 $387,284 $259,483 March 2015 Agency Non-Agency RPL/NPL Securities CRT Residential Whole Loans Cash/Other $6,519,221 $4,852,137 $598,349 December 2013

Book Value Essentially Unchanged in the First Quarter 8 Book value per common share as of 12/31/14 $ 8.12 Net income available to common shareholders 0.21 Common dividend declared during the quarter (0.20) Net change attributable to Agency MBS 0.03 Net change attributable to Non-Agency MBS and CRT securities 0.05 Net change in value of hedging and other derivative instruments (0.08) Book value per common share as of 3/31/15 $ 8.13

MFA’s Interest Rate Sensitivity Remains Below 1.0, as Measured by Net Duration 9 Assets Market Value Average Coupon Duration Non-Agency ARMs (12 months or less MTR) $2,757 2.68% 0.5 Non-Agency Hybrid (13-48 MTR) $ 467 5.09% 1.0 NPL/RPL Securities $2,318 3.54% 0.6 Non-Agency Fixed Rate $1,441 5.81% 3.0 Residential Whole Loans $ 404 5.30% 3.6 Agency ARMs (12 months or less MTR) $1,871 2.63% 0.6 Agency ARMs (12-120 MTR) $1,708 3.17% 1.5 Agency 15 Year Fixed Rate $2,091 3.11% 3.3 Cash, Cash Equivalents & Principal Receivable $ 263 0.0 TOTAL ASSETS $13,320 1.45 Hedging Instruments Notional Amount Duration Swaps (Less than 3 years) $ 800 -1.2 Swaps (3-10 years) $2,550 -4.6 TOTAL HEDGES $3,350 -3.8 Net Duration 0.53

Increased Holdings of RPL/NPL MBS in the First Quarter 10 Short Duration Deal structures contain a coupon step-up of 300 basis points after 36 months. Issuer can call bonds after 12 months. We expect that the securities will be redeemed prior to the step-up date. Low Credit Risk Average credit enhancement (CE) for the portfolio is 50% of unpaid principal balance (UPB) as of March 31, 2015. Subordinate bonds receive no principal or interest until senior bonds have been paid off. Fair Value $Millions Net Coupon Months to Step-Up Current Credit Support Original Credit Support 3 Month Average Bond CPR Re-Performing MBS $513 3.66% 24 45% 41% 14.9% Non-Performing MBS $1,805 3.51% 30 51% 51% 20.1% Total RPL/NPL MBS $2,318 3.54% 29 50% 49% 19.6%

Credit Fundamentals on MFA’s Legacy Non-Agency MBS Home price appreciation and mortgage amortization has decreased the LTV ratio for many of the mortgages underlying MFA’s Legacy Non-Agency MBS portfolio. As a result, we have lowered our estimate of future losses within MFA’s Legacy Non-Agency MBS portfolio. In the first quarter, $22.3 million was transferred from credit reserve to accretable discount. This increase in accretable discount is expected to increase the interest income realized over the remaining life of MFA's Legacy Non-Agency MBS. 11

LTV Breakdown of Non-Delinquent Mortgage Loans Underlying MFA’s Legacy Non-Agency MBS 12 These loans are up to date on all required mortgage payments. Underlying loans are nine years seasoned on average. Source: CoreLogic - 200 400 600 800 1,000 1,200 1,400 1,600 1,800 <= 60% 61- 80% 81- 90% 91-100% 101-110% 111-125% > 125% $ In Millions LTV <= 60% 61- 80% 81- 90% 91-100% 101-110% 111-125% > 125%

13 Credit Reserve of $874 Million on a Current Face of $5.04 Billion Future estimated losses are due to: Realized losses from liquidations of defaulted loans. Principal losses from the use of principal to pay interest on fixed rate bonds collateralized by loans receiving rate reduction modifications. As of March 31, 2015, there have been approximately $43 million of unrealized principal losses on such fixed rate bonds (approximately $28 million as of March 31, 2014). As of March 31, 2015, 15% of the underlying loans within our Legacy Non-Agency MBS portfolio are 60+ days delinquent. For income recognition, we estimate that 24% of the underlying loans will eventually default. $163.9 $164.1 $90.3 $20.0 0 25 50 75 100 125 150 175 2012 2013 2014 2015 Principal Write - down ($ in Millions) Annual Through March

Credit Sensitive Residential Whole Loans 14 Utilizes the same residential mortgage credit expertise we have employed in Legacy Non-Agency MBS since 2008 Significant expected future supply Ability to oversee servicing decisions (loan modifications, short sales, etc.) to produce better NPV outcomes Residential whole loans that are fully secured by real estate are qualifying interests for purposes of REIT qualification and 1940 Act exemption Emphasizes credit sensitivity vs interest rate sensitivity Low prepayment risk: purchased at discounts and credit impaired borrowers Book value and earnings are more tied to credit performance than to interest rates

Credit Sensitive Residential Whole Loans: Growing Asset Class for MFA 15 At today’s market prices, re-performing and non-performing residential mortgage loans generate higher yields than residential mortgage-backed securities. MFA has opportunistically acquired over 2,690 whole loans -- across 13 transactions with 11 different counterparties -- at a weighted average purchase price of 78.9% of UPB. As of March 31, 2015, MFA held $387.3 million of loans: $242.8 million of primarily re-performing loans at purchase, held at carrying value $144.5 million of primarily non-performing loans at purchase, held at fair value MFA has obtained financing of $138.9 million in a repurchase agreement. MFA actively manages its loan portfolio through in-house asset management professionals and utilizes third-party special servicers.

Summary 16 We continue to utilize our expertise to identify and acquire attractive credit sensitive residential mortgage assets. We have substantially grown our holdings of RPL/NPL securities and loans over the last year. Our credit sensitive assets continue to perform well. Future Federal Reserve decisions on monetary policy will remain dependent on incoming data. MFA is well positioned for both changes in interest rates and/or prepayment rates.